Exhibit 99.1

NEWS RELEASE

Charles River Laboratories Announces Second-Quarter 2026 Results

WILMINGTON, MA, August 5, 2026 – Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the second quarter ended June 27, 2026.

Key Highlights
•Reports second-quarter revenue of $1.00 billion, GAAP loss per share of $(0.03), and non-GAAP earnings per share of $3.02.
•Organic revenue growth of 0.1% reached the highest level since the third quarter of 2023.
•Non-GAAP operating margin increased 420 basis points on a sequential basis to 20.5%, while the GAAP operating margin was essentially flat on a sequential basis at 11.9%.
•Increases 2026 guidance for revenue and non-GAAP earnings per share.
•Organic revenue guidance increasing by 150 basis points and non-GAAP earnings per share guidance increasing by $0.25 at midpoint.
•Guidance increases primarily driven by improving demand trends in the DSA segment and better-than-expected performance in the Manufacturing segment.
•Repurchased $100 million of common stock in the second quarter at an average price of $174 per share to enhance shareholder value.
•To refine and further strengthen its portfolio, the Company completed the divestitures of certain European Discovery Services sites as well as the CDMO and Cell Solutions businesses in May 2026.
•To further deepen its client relationships, the Company has joined Eli Lilly's TuneLab AI/ML platform by providing non-clinical testing expertise to optimize drug discovery and advance R&D modernization efforts. Additionally, it has collaborated with Arovella Therapeutics to provide in vitro Next Generation Sequencing (NGS) services, which was added through the PathoQuest acquisition. This collaboration will accelerate progress towards Arovella's alternative cancer treatment approaches.
•To advance its modernization efforts, Charles River introduced an enhanced digital pathology solution to drive efforts to further digitize and automate the Company. This AI-enabled, end-to-end workflow will deliver improved study turnaround times and increased pathologist efficiency.

Second-Quarter Results
Revenue was $1.00 billion, a decrease of 2.7% from $1.03 billion in the second quarter of 2025. On an organic basis, revenue increased 0.1%, driven by revenue growth in the Manufacturing

Solutions (Manufacturing) and Discovery and Safety Assessment (DSA) segments, offset by a decline in the Research Models and Services (RMS) segment. Organic revenue growth excludes the effect of acquisitions, divestitures, and foreign currency translation.
In the second quarter of 2026, the GAAP operating margin was 11.9%, compared to 9.7% in the second quarter of 2025. The increase in the GAAP operating margin was primarily driven by the CDMO business, including lower accelerated amortization expense related to certain client relationships. The GAAP net loss available to common shareholders for the second quarter of 2026 was $(1.5) million, or $(0.03) per diluted share, compared to GAAP net income of $52.3 million, or $1.06 per diluted share for the same period in 2025. The decrease was principally due to a loss related to the CDMO and Cell Solutions divestiture totaling $63.7 million, or $1.40 per share.
On a non-GAAP basis, the second-quarter operating margin decreased to 20.5% from 22.1% in the second quarter of 2025, primarily as a result of higher study-related direct costs in the DSA segment and higher unallocated corporate costs. Non-GAAP net income was $146.2 million for the second quarter of 2026, a decrease of 5.0% from $154.0 million for the same period in 2025. Second-quarter diluted earnings per share on a non-GAAP basis were $3.02, a decrease of 3.2% from $3.12 per share in the second quarter of 2025. The non-GAAP net income and earnings per share decreases were driven primarily by the lower operating margin. The earnings per share decrease was partially offset by investment gains associated with the Company's deferred compensation plan, which totaled a net benefit of $0.19 per share in the second quarter.
Birgit Girshick, Chief Executive Officer, said, “We made excellent progress in the second quarter on the execution of our Pathway to Purpose strategy. We are actively evaluating opportunities to modernize the Company and drive greater efficiency, to strengthen our leading drug development portfolio centered on regulated testing, and to further enhance our growth profile. We are focused on continuing to move forward on achieving our strategic initiatives and financial goals, which will strengthen our foundation and underpin our future success."
"We were encouraged that the demand environment continued to strengthen in the second quarter, particularly for our DSA segment, as evidenced by the fact that we recorded the highest net book-to-bill in nearly four years. This improvement was broad based across our global biopharmaceutical and small and mid-sized biotechnology clients, and it is our goal to continue to capture additional share of our clients’ R&D spending by providing client-centric solutions and by leveraging our global scale and deep scientific expertise. As a result of our collective efforts, we delivered on our second-quarter financial targets – exceeding our prior outlook – and are raising our revenue and non-GAAP earnings per share guidance for the year," Ms. Girshick concluded.
Second-Quarter Segment Results
Research Models and Services (RMS)
Revenue for the RMS segment was $209.5 million in the second quarter of 2026, a decrease of 1.8% from $213.3 million in the second quarter of 2025. Organic revenue decreased by 1.4%, due primarily to lower revenue for small research models in North America, as well as for research model services. The decline was partially offset by higher revenue for small research models in China.
In the second quarter of 2026, the RMS segment’s GAAP operating margin increased to 17.3% from 16.8% in the second quarter of 2025, primarily due to lower amortization of intangible assets related to the sale of the Cell Solutions business. On a non-GAAP basis, the operating margin decreased to 24.5% from 25.3%. The non-GAAP operating margin decrease was primarily driven by the impact of lower sales volume and an unfavorable geographic revenue mix.

Discovery and Safety Assessment (DSA)
Revenue for the DSA segment was $606.5 million in the second quarter of 2026, a decrease of 1.9% from $618.0 million in the second quarter of 2025. Organic revenue increased by 0.2%, driven primarily by higher study volume for regulated safety assessment services.
In the second quarter of 2026, the DSA segment’s GAAP operating margin increased to 20.5% from 19.9% in the second quarter of 2025. The increase was primarily driven by lower amortization of intangible assets related to the divestiture of certain European Discovery Services sites and lower third-party legal costs related to a non-human primate (NHP) supply matter. On a non-GAAP basis, the operating margin decreased to 25.6% from 27.4% in the second quarter of 2025. The non-GAAP operating margin decrease was primarily driven by higher study-related direct costs.

Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $188.1 million in the second quarter of 2026, a decrease of 6.3% from $200.8 million in the second quarter of 2025, primarily driven by the CDMO divestiture. Organic revenue increased 1.3%, driven primarily by higher revenue in the Microbial Solutions business.
The Manufacturing segment’s GAAP operating margin was 34.9%, compared to 6.0% in the second quarter of 2025. On a non-GAAP basis, the operating margin increased to 37.8% from 32.8% in the second quarter of 2025. The GAAP and non-GAAP increases were driven primarily by the CDMO business, including the benefit from the divestiture.
Stock Repurchase Update
The Company repurchased 1.7 million shares for a total of $300.0 million during the year-to-date period ended June 27, 2026, including 0.6 million shares for a total of $100.0 million in the second quarter of 2026. As of June 27, 2026, the Company had $700.0 million remaining under its $1.0 billion stock repurchase authorization that was approved by the Board of Directors on October 29, 2025.
2026 Guidance Update
The Company is increasing its 2026 revenue and non-GAAP earnings per share guidance, which was last updated on May 7, 2026. This increase primarily reflects the expected operational outperformance for the year, including in the second quarter, due primarily to improving demand trends in the DSA segment and better-than-expected performance in the Manufacturing segment. For the year, the Company expects the second-quarter investment gains associated with the deferred compensation plan will be largely offset by a higher tax rate, resulting in a negligible net impact to non-GAAP earnings per share.
On a GAAP basis, the Company is reducing its earnings per share guidance due primarily to the net loss related to the divestitures.
The Company’s 2026 guidance for revenue and earnings per share is as follows:

2026 GUIDANCE	CURRENT	PRIOR
Revenue growth/(decrease), reported	(3.5)% - (2.5)%	(5.5)% - (4.0)%
Less: Contribution from acquisitions	0.0% - (0.5)%	0.0% - (0.5)%
Add: Impact from divestitures	~4.5%	~5.0%
Less: Favorable impact of foreign exchange	(0.5)% - (1.0)%	(0.5)% - (1.0)%
Revenue growth/(decrease), organic (1)	0.0% - 1.0%	(1.5)% - (0.5)%
GAAP EPS estimate	$3.05 – $3.35	$5.35 – $5.85
Acquisition-related amortization (2)	~$2.30	~$2.30
Acquisition- and divestiture-related costs (3)	~$4.75	~$2.30
Costs associated with restructuring and efficiency initiatives (4)	~$1.20	~$0.85
Other, net (5)	($0.17)	NM
Non-GAAP EPS estimate	$11.15 – $11.45	$10.80 – $11.30

Footnotes to Guidance Table:
(1) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions, divestitures (including the CDMO and Cell Solutions businesses, as well as certain European Discovery Services sites), as well as foreign currency translation.
(2) These adjustments primarily include amortization related to intangible assets, as well as the purchase accounting step-up on inventory and certain long-term biological assets.
(3) These adjustments include costs related to the evaluation and integration of acquisitions and divestitures, as well as a net loss on divestitures and other transaction-related tax adjustments.
(4) These adjustments primarily include site consolidation (including site transition costs), severance, impairment, third-party consulting and professional services, and other costs related to the Company’s restructuring actions and efficiency initiatives. These adjustments also include gains and/or losses on the sale of certain assets and real estate.
(5) These adjustments primarily include: (i) certain venture capital and other strategic investment losses/(gains), net. This item only includes recognized gains or losses on certain investments. The Company does not forecast the future performance of these investments; and (ii) reductions to a previous $27 million inventory charge associated with an NHP supply matter. As a result of the resolution of the U.S. government investigations during fiscal year 2025, certain NHPs were subsequently utilized.

Webcast
Charles River has scheduled a live webcast on Wednesday, August 5, 2026, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.
Investor Day
Charles River will host an Investor Day on Thursday, September 24, 2026, at 9:00 a.m. ET. The meeting will be webcast live on the Investor Relations section of the Company's website at ir.criver.com.
Non-GAAP Reconciliations
The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.
Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as non-GAAP earnings per share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets and the purchase accounting step-up adjustment on inventory and certain long term biological assets, and other charges and adjustments related to our acquisitions and divestitures, including expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees, certain transition costs, and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest, including the divestitures of our CDMO and Cell Solutions businesses, the sale of certain of our European Discovery Services sites, and the sale of certain assets including real estate; severance and other costs associated with our restructuring initiatives; investment gains or losses associated with our venture capital and certain other strategic equity investments; certain legal costs and adjustments related to an NHP inventory charge in our DSA segment related to now concluded U.S. government investigations into the NHP supply chain; legal and advisory costs related to entering into a Cooperation Agreement with a shareholder; tax effect of all of the aforementioned matters; and adjustments related to the derecognition of certain deferred tax assets due to the CDMO Gene Therapy intangible asset impairment charge, the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure, and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: on a non-GAAP basis, we define “organic revenue growth” as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding: the projected and/or anticipated future financial performance of Charles River and our specific businesses, including as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, and enhanced efficiency initiatives; our expectations with respect to our ability to gain market share; our ability to create long-term value for our shareholders and successfully execute on our strategic initiatives, including the impact and results of such initiatives; the Company’s plans or prospects, expectations and long-term goals associated with our business; earnings per share; operating margin; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to booking trends and the impacts thereof; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures, including the acquisition of the assets of K.F. (Cambodia) Ltd. and of PathoQuest SAS, the divestitures of the Company's CDMO and Cell Solutions businesses, the sale of certain of our European Discovery Services sites, and the sale of certain assets including real estate; our service offerings, client perception, strategic relationships, revenue, revenue growth rates, revenue growth drivers, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and identification of spending trends by our clients and funding available to them; ability to gain market share and capitalize on business and growth opportunities; the impact of our restructuring initiatives, including annualized savings; and the impact of our stock repurchase authorization. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the impact of NHP supply constraints; changes and uncertainties in the global economy and financial markets, including disruptions in the global economy caused by geopolitical conflicts; the ability to successfully integrate businesses we acquire, and risks and uncertainties associated with businesses that we acquire; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; demand and booking trends; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; the impact of unauthorized access into our information systems; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 18, 2026, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

# # #

Investor Contact:    Media Contact:
Todd Spencer    Amy Cianciaruso
Corporate Vice President,    Corporate Senior Vice President,
Investor Relations    Chief Communications Officer
781.222.6455    781.222.6168
todd.spencer@crl.com    amy.cianciaruso@crl.com

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025

Service revenue	$808,287	$840,836	$1,606,439	$1,638,759
Product revenue	195,791	191,299	393,469	377,544
Total revenue	1,004,078	1,032,135	1,999,908	2,016,303
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	552,007	584,876	1,160,914	1,162,304
Cost of products sold (excluding amortization of intangible assets)	88,697	90,192	180,956	179,200
Selling, general and administrative	228,897	191,549	388,319	369,348
Amortization of intangible assets	14,589	65,384	29,934	130,648
Operating income	119,888	100,134	239,785	174,803
Other income (expense):
Interest income	1,032	1,097	2,065	2,501
Interest expense	(30,340)	(29,967)	(57,082)	(57,851)
Other (expense) income, net	(37,410)	154	(161,540)	(12,057)
Income before income taxes	53,170	71,418	23,228	107,396
Provision for income taxes	53,930	18,725	38,790	28,825
Net income (loss)	(760)	52,693	(15,562)	78,571
Less: Net income attributable to noncontrolling interests	722	367	763	776
Net income (loss) attributable to common shareholders	$(1,482)	$52,326	$(16,325)	$77,795

Earnings (loss) per common share
Basic	$(0.03)	$1.06	$(0.34)	$1.56
Diluted	$(0.03)	$1.06	$(0.34)	$1.55

Weighted-average number of common shares outstanding
Basic	48,021	49,149	48,486	49,913
Diluted	48,021	49,316	48,486	50,089

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	June 27, 2026	December 27, 2025
Assets
Current assets:
Cash and cash equivalents	$192,025	$213,770
Trade receivables and contract assets, net of allowances for credit losses of $8,715 and $10,463, respectively	711,755	708,856
Inventories	346,260	299,103
Prepaid assets	100,409	96,108
Other current assets	178,657	129,212
Total current assets	1,529,106	1,447,049
Property, plant and equipment, net	1,494,914	1,655,219
Venture capital and strategic equity investments	206,470	206,972
Operating lease right-of-use assets, net	330,247	361,415
Goodwill	3,076,851	2,764,253
Intangible assets, net	253,174	339,995
Deferred tax assets	53,827	67,334
Other assets	587,556	293,185
Total assets	$7,532,145	$7,135,422

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$140,983	$148,800
Accrued compensation	187,835	268,854
Deferred revenue	203,035	210,418
Accrued liabilities	380,101	270,085
Other current liabilities	222,792	222,158
Total current liabilities	1,134,746	1,120,315
Long-term debt, net and finance leases	2,619,985	2,136,360
Operating lease right-of-use liabilities	407,708	434,048
Deferred tax liabilities	78,668	95,203
Other long-term liabilities	402,511	138,302
Total liabilities	4,643,618	3,924,228
Redeemable noncontrolling interests	42,537	41,263
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 49,550 shares issued and 47,728 shares outstanding as of June 27, 2026, and 49,217 shares issued and outstanding as of December 27, 2025	496	492
Additional paid-in capital	1,986,023	1,947,301
Retained earnings	1,372,295	1,388,620
Treasury stock, at cost, 1,822 and zero shares, as of June 27, 2026 and December 27, 2025, respectively	(323,189)	—
Accumulated other comprehensive loss	(195,989)	(171,783)
Total Charles River Laboratories International, Inc. equity	2,839,636	3,164,630
Nonredeemable noncontrolling interest	6,354	5,301
Total equity	2,845,990	3,169,931
Total liabilities, redeemable noncontrolling interests and equity	$7,532,145	$7,135,422

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended
	June 27, 2026	June 28, 2025
Cash flows relating to operating activities
Net income (loss)	$(15,562)	$78,571
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	134,441	239,871
Long-lived asset impairments	26,279	31,203
Stock-based compensation	42,162	30,184
Deferred income taxes	12,077	(41,030)
Write down of inventories	3,165	11,067
(Gains) losses and impairments on venture capital and strategic equity investments, net	(6,936)	12,899
Gain on sale of assets	(38,484)	—
Provision for credit losses	1,124	2,191
(Gain) loss on divestitures, net	181,386	(3,376)
Other, net	(12,595)	2,266
Changes in assets and liabilities:
Trade receivables and contract assets, net	(87,135)	(18,490)
Inventories	43,747	(13,953)
Accounts payable	21,276	16,241
Accrued compensation	(64,858)	38,990
Deferred revenue	5,593	11,306
Customer contract deposits	(4,543)	568
Other assets and liabilities, net	(20,335)	(22,208)
Net cash provided by operating activities	220,802	376,300
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(467,254)	—
Capital expenditures	(87,013)	(94,622)
Purchases of investments and contributions to venture capital investments	(11,805)	(8,090)
Proceeds from sale of investments	11,059	2,106
Proceeds from sale of businesses and assets, net	176,563	17,441
Other, net	(1,298)	347
Net cash used in investing activities	(379,748)	(82,818)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	1,265,258	963,363
Payments on long-term debt, revolving credit facility, and finance lease obligations	(745,927)	(887,706)
Proceeds from exercises of stock options	1,620	1
Purchase of treasury stock	(323,881)	(360,484)
Payments of contingent consideration	(11,400)	(21,822)
Purchase of remaining equity interests of other redeemable noncontrolling interest	—	(19,140)
Other, net	(2,607)	(6,458)
Net cash provided by (used in) financing activities	183,063	(332,246)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	467	17,934
Net change in cash, cash equivalents, and restricted cash	24,584	(20,830)
Cash, cash equivalents, and restricted cash, beginning of period	215,997	205,570
Cash, cash equivalents, and restricted cash, end of period	$240,581	$184,740

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

		Three Months Ended		Six Months Ended
		June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Research Models and Services
	Revenue	$209,475	$213,271	$417,842	$426,344
	Operating income	36,277	35,786	86,050	79,391
	Operating income as a % of revenue	17.3%	16.8%	20.6%	18.6%
	Add back:
	Amortization related to acquisitions	7,158	10,674	14,538	23,361
	Acquisition, integration, and divestiture-related adjustments (3)	67	—	67	14
	Severance	(153)	3,299	636	3,528
	Asset impairment	6,470	2,504	22,031	2,823
	Cost savings and efficiency initiatives (4)	1,431	1,616	(20,533)	2,492
	Total non-GAAP adjustments to operating income	$14,973	$18,093	$16,739	$32,218
	Operating income, excluding non-GAAP adjustments	$51,250	$53,879	$102,789	$111,609
	Non-GAAP operating income as a % of revenue	24.5%	25.3%	24.6%	26.2%

	Depreciation and amortization	$15,733	$19,710	$31,873	$41,471
	Capital expenditures	$4,989	$3,640	$16,557	$10,926

Discovery and Safety Assessment
	Revenue	$606,507	$618,029	$1,203,430	$1,210,638
	Operating income	124,399	122,781	228,274	216,733
	Operating income as a % of revenue	20.5%	19.9%	19.0%	17.9%
	Add back:
	Amortization related to acquisitions	18,786	18,212	35,283	36,383
	Acquisition, integration, and divestiture-related adjustments (3)	5,693	1,287	8,235	2,348
	Severance	1,080	237	3,706	5,216
	Asset impairment	3,261	11,911	3,261	21,697
	Cost savings and efficiency initiatives (4)	3,792	3,928	8,779	6,705
	Third-party legal and advisory costs and certain related items (5)	(1,687)	10,817	(7,142)	21,787
	Total non-GAAP adjustments to operating income	$30,925	$46,392	$52,122	$94,136
	Operating income, excluding non-GAAP adjustments	$155,324	$169,173	$280,396	$310,869
	Non-GAAP operating income as a % of revenue	25.6%	27.4%	23.3%	25.7%

	Depreciation and amortization	$41,633	$42,575	$81,547	$84,659
	Capital expenditures	$20,433	$18,500	$57,942	$53,021

Manufacturing Solutions
	Revenue	$188,096	$200,835	$378,636	$379,321
	Operating income	65,606	12,061	112,445	3,441
	Operating income as a % of revenue	34.9%	6.0%	29.7%	0.9%
	Add back:
	Amortization related to acquisitions (2)	2,061	46,333	4,006	92,410
	Acquisition, integration, and divestiture-related adjustments (3)	2,764	—	2,764	—
	Severance	326	(383)	(542)	1,821
	Asset impairment	251	6,157	251	6,358
	Cost savings and efficiency initiatives (4)	140	1,670	1,511	2,976
	Total non-GAAP adjustments to operating income	$5,542	$53,777	$7,990	$103,565
	Operating income, excluding non-GAAP adjustments	$71,148	$65,838	$120,435	$107,006
	Non-GAAP operating income as a % of revenue	37.8%	32.8%	31.8%	28.2%

	Depreciation and amortization	$7,389	$55,343	$15,788	$109,966
	Capital expenditures	$5,634	$11,161	$11,908	$28,440

Unallocated Corporate Overhead		$(106,394)	$(70,494)	$(186,984)	$(124,762)
	Add back:
	Acquisition, integration, and divestiture-related adjustments (3)	18,173	2,161	34,762	2,891
	Severance	1,000	574	4,671	1,576
	Asset impairment	543	184	543	184
	Cost savings and efficiency initiatives (4)	14,612	503	11,697	669
	Third-party legal and advisory costs (5)	—	6,376	—	6,376
	Total non-GAAP adjustments to operating expense	$34,328	$9,798	$51,673	$11,696
	Unallocated corporate overhead, excluding non-GAAP adjustments	$(72,066)	$(60,696)	$(135,311)	$(113,066)

Total
	Revenue	$1,004,078	$1,032,135	$1,999,908	$2,016,303
	Operating income	119,888	100,134	239,785	174,803
	Operating income as a % of revenue	11.9%	9.7%	12.0%	8.7%
	Add back:
	Amortization related to acquisitions (2)	28,005	75,219	53,827	152,154
	Acquisition, integration, and divestiture-related adjustments (3)	26,697	3,448	45,828	5,253
	Severance	2,253	3,727	8,471	12,141
	Asset impairment	10,525	20,756	26,086	31,062
	Cost savings and efficiency initiatives (4)	19,975	7,717	1,454	12,842
	Third-party legal and advisory costs and certain related items (5)	(1,687)	17,193	(7,142)	28,163
	Total non-GAAP adjustments to operating income	$85,768	$128,060	$128,524	$241,615
	Operating income, excluding non-GAAP adjustments	$205,656	$228,194	$368,309	$416,418
	Non-GAAP operating income as a % of revenue	20.5%	22.1%	18.4%	20.7%

	Depreciation and amortization	$67,290	$119,507	$134,441	$239,871
	Capital expenditures	$31,105	$35,298	$87,013	$94,622

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Amortization related to acquisitions for the three and six months ended June 28, 2025 includes $35.5 million and $71.0 million of accelerated amortization of certain client relationships in the Biologics Solutions reporting unit within the Manufacturing Solutions reportable segment.
(3)	These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration, certain compensation costs, and related costs; as well as fair value adjustments associated with contingent consideration arrangements.
(4)	Cost savings and efficiency initiatives in 2026 primarily include site consolidation charges related to recent site optimization activities, cost of professional services related to certain improvement initiatives, and a pre-tax gain of $38.5 million in connection with the sale of certain assets in Wilmington, Massachusetts. The gain was recognized within RMS reportable segment and unallocated corporate for $23.2 million and $15.3 million, respectively.
(5)	Within the DSA business, third‑party legal and advisory costs incurred during fiscal 2025 relate to U.S. government investigations into the NHP supply chain, which were concluded in fiscal 2025. Also included within DSA results for fiscal 2026 is the utilization of previously written‑down NHP inventory, resulting in partial reversals of the $27 million inventory charge recorded in fiscal 2024 following the resolution of the matter in fiscal 2025. Within Unallocated Corporate, third-party legal and advisory costs incurred during fiscal 2025 are associated with the execution of the Cooperation Agreement with a shareholder.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS (LOSS) TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025

Net income (loss) available to Charles River Laboratories International, Inc. common shareholders	$(1,482)	$52,326	$(16,325)	$77,795
Add back:
Non-GAAP adjustments to operating income (2)	84,753	127,079	126,463	239,472
Venture capital and strategic equity investment losses and impairments, net	(8,619)	1,424	(6,867)	11,393
(Gain) loss on divestitures (3)	62,245	—	180,226	(3,376)
Accretion of deferred acquisition consideration (5)	1,660	—	1,660	—
Tax effect of non-GAAP adjustments:
Tax impact of divestitures	7,417	—	(35,652)	—
Interest on acquired uncertain tax positions	6,302	—	11,271	—
Tax effect of the remaining non-GAAP adjustments	(6,038)	(26,837)	(12,842)	(52,182)
Net income available to Charles River Laboratories International, Inc. common shareholders, excluding non-GAAP adjustments	$146,238	$153,992	$247,934	$273,102

Weighted average shares outstanding - Basic	48,021	49,149	48,486	49,913
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	400	167	431	176
Weighted average shares outstanding - Diluted	48,421	49,316	48,917	50,089

Earnings (loss) per share attributable to common shareholders:
Basic	$(0.03)	$1.06	$(0.34)	$1.56
Diluted (4)	$(0.03)	$1.06	$(0.34)	$1.55

Basic, excluding non-GAAP adjustments	$3.05	$3.13	$5.11	$5.47
Diluted, excluding non-GAAP adjustments	$3.02	$3.12	$5.07	$5.45

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This amount excludes non-GAAP adjustments attributable to noncontrolling interest holders.
(3)
The amount included in three and six month periods ended June 27, 2026 primarily reflects a $63.7 million and $181.7 million loss on the CDMO and Cell Solutions Divestiture, respectively, net with an offsetting $0.3 million gain on the European Discovery Divestiture. The amount included in 2025 relates to a gain on the sale of a DSA site.

(4)	Net loss available to Charles River Laboratories International, Inc. per common share excludes the effect of dilution and is computed using basic weighted-average number of shares outstanding for the three and six month periods ended June, 2026.
(5)	Represents non-cash interest expense recognized from the accretion of deferred purchase consideration associated with the Cambodia NHP Supplier acquisition.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended June 27, 2026	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	(2.7)%	(1.8)%	(1.9)%	(6.3)%
(Increase) decrease due to foreign exchange	(0.8)%	(1.6)%	(0.4)%	(1.1)%
Contribution from acquisitions (2)	(0.2)%	—%	—%	(0.9)%
Impact of divestitures (3)	3.8%	2.0%	2.5%	9.6%
Non-GAAP revenue growth, organic (4)	0.1%	(1.4)%	0.2%	1.3%

Six Months Ended June 27, 2026	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	(0.8)%	(2.0)%	(0.6)%	(0.2)%
(Increase) decrease due to foreign exchange	(1.8)%	(2.4)%	(1.3)%	(2.4)%
Contribution from acquisitions (2)	(0.1)%	—%	—%	(0.5)%
Impact of divestitures (3)	2.0%	0.9%	1.3%	5.2%
Non-GAAP revenue growth, organic (4)	(0.7)%	(3.5)%	(0.6)%	2.1%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	Impact of divestitures relates to the sale of certain European Discovery Services businesses in May 2026 within the DSA reportable segment as well as the sale of the CDMO and Cell Solutions businesses in May 2026 within the Manufacturing reportable segment and RMS reportable segment, respectively.
(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures and foreign exchange.